                                                                     EXHIBIT 1.3

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                                ESCROW AGREEMENT

                                      Among


                      WESTERN UNITED LIFE ASSURANCE COMPANY
                            a Washington corporation
                                 (the "Company")



                                       and



                      U.S. BANK TRUST NATIONAL ASSOCIATION
                              (the "Escrow Agent")



                                       and



                    METROPOLITAN INVESTMENT SECURITIES, INC.
                             (the "Managing Dealer")



================================================================================



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                                    RECITALS



         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into by and among the Company, the Escrow Agent and the Managing Dealer as of January __, 2002.

         WHEREAS, the Company proposes to offer and sell through one or more registered broker-dealers in a public offering (the "Offering") a minimum of Ten Million Dollars ($10,000,000) and a maximum of Fifty Million Dollars ($50,000,000) in aggregate principal amount of the Company's Variable Rate Cumulative Preferred Stock, Series B (the "Securities").

         WHEREAS, the Managing Dealer intends to sell the Securities as the Company's agent on a "best efforts-minimum" basis.

         WHEREAS, the Securities will be sold for $25.00 per share, as described in the Company's Registration Statement (as defined below).

         WHEREAS, the Company has filed a Registration Statement on Form S-1 and all amendments thereto (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") in accordance with the rules and regulations under the Securities Act of 1933, as amended (the "Act"), covering the Offering.

         WHEREAS, the Company and the Managing Dealer propose to establish an escrow account with the Escrow Agent in compliance with Rule 15c2-4 and Rule 10b-9 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, in which funds received from subscribers and securities to be exchanged will be deposited pending completion of the escrow period.

         WHEREAS, the Escrow Agent is willing to establish an escrow account on the terms and subject to the conditions hereinafter set forth.

         WHEREAS, the term "Selected Dealer" as used herein shall include the Managing Dealer and other selected dealers as part of the selling group. All Selected Dealers shall be bound by this Agreement. However, for purposes of communications and directives, the Escrow Agent need only accept instructions from the Managing Dealer, as the representative of the Selected Dealers.

         WHEREAS, the Company has agreed to reimburse the Escrow Agent the full amount for any items returned unpaid to the Escrow Agent, after all funds held in escrow have been dispersed.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, it is agreed as follows:

         1. RECITALS. All of the above recitals are true and correct.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Act" shall mean the Securities Act of 1933, as amended.

         "Agreement" shall mean this Escrow Agreement among the Company, the Escrow Agent and the Managing Dealer.

         "Closing Date" shall have the meaning assigned to that term in Section
4.

         "Company" shall mean Western United Life Assurance Company.

         "Effective Date" shall mean the date on which the Registration Statement is declared effective by the SEC.

         "Escrow Agent" shall mean U.S. Bank Trust National Association.

         "Escrow Account" shall mean the account established by the Escrow Agent entitled "U.S. Bank Trust National Association, as Escrow Agent - Western United Life Assurance Company" with a bank.

         "Escrow Period" shall mean the period beginning with the Effective Date and ending on the Termination Date.

         "Indemnities" shall mean the Escrow Agent and its officers, agents, directors and stockholders.

         "Managing Dealer" shall mean Metropolitan Investment Securities, Inc.

         "Offering" shall mean the Company's offering to sell the Securities.

         "Registration Statement" shall mean the Registration Statement of the Company on Form S-1, filed with the SEC on October 26, 2001, Registration No. 333-72346, including all amendments thereto.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Securities" shall mean the Company's Variable Rate Cumulative Preferred Stock, Series B.

          "Selected Dealer" shall mean the Managing Dealer and the other selected dealers that form a part of the selling group for the Offering.

         "Termination Date" shall have the meaning assigned to that term in
Section 4.

         3. ESTABLISHMENT OF ESCROW AGREEMENT. Prior to the date on which the Registration Statement is declared effective by the SEC (the "Effective Date"), the parties hereto shall establish, and by execution of this Agreement hereby agree to establish, an escrow account,

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which escrow account shall be entitled "U.S. Bank Trust National Association, as
Escrow Agent - Western United Life Assurance Company" (the "Escrow Account").

         4. ESCROW PERIOD. The "Escrow Period" shall begin with the Effective Date and shall terminate upon the earlier of the following to occur:

                  (a) 5:00 p.m. (New York city time) on __________ __ 2002,
         unless extended from time to time in writing by the Company for an additional number of days as described in the Registration Statement, but not to be extended past ________ __, 2002 (as extended, the "Termination Date"), if gross proceeds representing the sale of at least 400,000 shares of the Securities (the "Minimum Securities") have not been deposited by the Termination Date;

                  (b) the date on which gross proceeds representing the sale of the Minimum Securities have been deposited by the Termination Date; or

                  (c) 5:00 p.m. (New York city time) on the date on which the Escrow Agent receives written notice from the Company and the Managing Dealer of a determination to terminate the Offering, whether or not the Minimum Securities are sold.

         Promptly after the SEC declares the Registration Statement effective, the Company shall advise the Escrow Agent in writing of the Effective Date. The Escrow Agent need not accept checks, drafts, money orders or monies from prospective purchasers prior to the Effective Date.

         On the first business day following the Termination Date on which gross proceeds representing the sale of the Minimum Securities have been deposited in the Escrow Account (the "Closing Date"), the Company will accept subscriptions for an amount of Securities equal to at least 400,000 shares. Securities will be issued to the subscribers whose subscriptions have been accepted by the Company, and the funds held in the Escrow Account shall be paid to the Company in accordance with Section 6 hereof. To the extent that on the Closing Date there are subscriptions that have not been rejected by the Company and payment for the Securities subscribed for in such subscriptions has been deposited in the Escrow Account and constitute "collected funds" (meaning funds which have cleared normal banking channels and are in the form of cash), then such subscriptions shall be deemed accepted on the Closing Date. Payments for any subscriptions rejected on the Closing Date shall be handled in accordance with Section 7 hereof.

         The Company is aware and understands that during the Escrow Period it will not be entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, and the Escrow Agent shall not make any disbursements from the Escrow Account except as expressly provided herein or pursuant to any lawful order issued to the Escrow Agent by a tribunal of competent jurisdiction.

         5. ESCROW DEPOSITS. The Company and the Managing Dealer have included a statement in the Prospectus or supporting documents instructing subscribers to make checks for the purchase of Securities payable to "U.S. Bank Trust National Association, as Escrow Agent - Western United Life Assurance Company." Any checks received that are made payable to any

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party other than the Escrow Agent not substantially as provided in the preceding sentence shall be returned to the Selected Dealer who submitted or caused to be submitted the check.

         The Escrow Agent agrees to deposit into the Escrow Account, upon receipt thereof, any and all checks, drafts, money orders and other instruments and monies payable to the Escrow Agent as escrow agent for the purchase of the Securities.

         6. DISBURSEMENTS FROM THE ESCROW ACCOUNT.

                  (a) If on or before the Termination Date the Escrow Agent has received in the Escrow Account gross proceeds of at least $10,000,000 in deposited funds representing at least the Minimum Securities, the Escrow Agent shall notify the Company and the Managing Dealer in writing of such fact. Except as otherwise provided in this Agreement, the Escrow Agent shall hold such monies, along with any additional proceeds deposited in the Escrow Account from sales of Securities after the proceeds from the Minimum Securities have been deposited in escrow, until given written instructions by the Company and the Managing Dealer as to the disbursement of the funds in the Escrow Account; provided that no funds shall be disbursed to the Company until the Escrow Agent has received $10,000,000 in the aggregate of "collected funds" (meaning funds which have cleared normal banking channels and are in the form of cash). If the Escrow Agent receives gross proceeds of $10,000,000 in the Escrow Account on or before the Termination Date, any interest earned on the funds in the Escrow Account shall be paid to the Company.

                  (b) In the event that the Escrow Agent does not receive, in accordance with this Agreement, at least $10,000,000 representing the proceeds from the sale of the Minimum Securities prior to the Termination Date, the Escrow Agent shall promptly refund in a timely manner following the Termination Date to each prospective purchaser the amount actually received from such purchaser, with interest thereon and without deduction therefrom, as calculated by and at the direction of the Company, and the Escrow Agent shall notify the Company and the Managing Dealer of its distribution of the funds in the Escrow Account. In such event, any interest earned on the escrowed funds shall be paid to prospective purchasers as equitably as possible pro rata in accordance with each prospective purchaser's subscription amount and the length of time such amount was held in the Escrow Account. The purchase money returned to such purchasers shall be free and clear of any and all claims of the Company, the Managing Dealer, the Escrow Agent or any of their creditors.

                  (c) Upon the disbursement of all or any portion of the escrowed funds in accordance with either subsection (a) or (b) above, the Escrow Agent will have no further responsibility with respect to the escrow assets so disbursed, and upon disbursement from the Escrow Account in accordance with said subsections, will have no further responsibility under this Agreement. In this regard it is expressly agreed and understood that in no event shall the aggregate amount of disbursements made by the Escrow Agent exceed the amounts deposited in the Escrow Account plus any interest earned thereon.

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         7. COLLECTION PROCEDURE. The Escrow Agent is hereby authorized to forward each check, draft or other instrument for collection and, upon collection of the proceeds of each check, draft or other instrument, deposit the collected proceeds in the Escrow Account. Any check, draft or other instrument returned unpaid to the Escrow Agent shall be returned to the Selected Dealer that submitted or caused to be submitted such check. In such cases, the Escrow Agent will notify the Company and the Managing Dealer of such return. If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall issue a refund check to the rejected prospective purchaser. If the Escrow Agent has not yet submitted a rejected purchaser's check, draft or other instrument for collection, the Escrow Agent shall remit such purchaser's check, draft or other instrument directly to the purchaser. It is understood and agreed that should any check, draft or other instrument be returned unpaid for any reason after the Escrow Period that would cause the collected aggregate proceeds from the sale of the Securities to be less than $10,000,000, then no money shall be payable to the Company or the Managing Dealer from the Escrow Account and the Escrow Agent shall comply with
Section 6(b) hereof.

         8. REGISTRATION STATEMENT. The Company shall provide the Escrow Agent with a copy of those pages of the Registration Statement and supporting documents which reference the Escrow Agent or this Agreement.

         9. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

                  (a) The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its bad faith, gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in reasonable reliance upon the advice of such counsel. Any reasonable expenses incurred by The Escrow Agent in connection with such consultation shall be reimbursed by the Company.

                  (b) The Escrow Agent shall not be liable or responsible to perform any act pertaining to the proposed offering of Securities, other than as set forth in this Agreement, or because of the loss of any monies arising through insolvency or the act or default or omission of any person other than the Escrow Agent. The Escrow Agent shall not be responsible for the application of the proceeds deposited with it and paid out, withdrawn or transferred in accordance with this Agreement.

                  (c) The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the funds in the Escrow Account or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Account or any part thereof.

                  (d) The Escrow Agent will not be required to disburse any funds from the Escrow Account, unless such funds have been on deposit for a sufficient period that the Escrow Agent, in its sole discretion, deems them to be collected funds.

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                  (e) The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

                  (f) The Escrow Agent shall under no circumstances be required to furnish a formal accounting for the proceeds in the Escrow Account other than to notify the Company as to each payment or disbursement made to or from the Escrow Account and except as otherwise specified in this Agreement.

                  (g) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligation shall be read into this Agreement against the Escrow Agent.

         10. NO INTERESTS CREATED IN FUND. The Escrow Agent shall not issue any certificate of deposit, stock certificates or any other instrument or document representing any interest in the Escrow Account, except that it may send a written notice to the Company and/or the Managing Dealer acknowledging receipt or disbursement of the deposited funds.

         11. AMENDMENT; RESIGNATION. This Agreement may be altered or amended only with the written consent of the Company, the Managing Dealer and the Escrow Agent. The Escrow Agent may resign as the Escrow Agent at any time upon 10 days' prior written notice to the Company and the Managing Dealer. In the case of the Escrow Agent's resignation, its only duty shall be to hold and dispose of the funds in the Escrow Account in accordance with the original provisions of this Agreement until a successor Escrow Agent shall be appointed and written notice of the name and address of such successor Escrow Agent shall be given to the Escrow Agent by the Company and the Managing Dealer, whereupon the Escrow Agent's only duty shall be to pay over to the successor Escrow Agent the funds in the Escrow Account, less any portion thereof previously paid out in accordance with this Agreement. In the event the Escrow Agent is not notified within 15 days of the appointment of a successor Escrow Agent, the Escrow Agent shall be entitled to transfer all funds and assets to a court of competent jurisdiction with a request to have a successor appointed. Upon filing such action and delivering such assets, the Escrow Agent's obligations and responsibilities shall cease. Similarly, the Company and the Managing Dealer, by mutual consent, may also jointly terminate the Escrow Agent and appoint a successor Escrow Agent by providing 15 days' written notice to the Escrow Agent. This Agreement may be terminated at any time by a written document signed by all parties to this Agreement.

         12. WARRANTIES. The Company warrants to and agrees with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, at the time of this Agreement and upon disbursement of the funds in the Escrow Account in accordance with this Agreement:

                  (a) no party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Escrow Account or any part thereof;

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                  (b) no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Escrow Account or any part thereof; and

                  (c) the Offering has been and/or will be made in compliance with applicable federal and state securities laws.

         13. FEES AND EXPENSES. In addition to the compensation provided for herein and the indemnification provided for in Section 14 below, without regard to the amount deposited in the Escrow Account pursuant to this Agreement, the Escrow Agent shall be entitled to: (a) a fee determined in accordance with, and payable by the Company as specified in, the Schedule of Fees for Escrow Services, which is attached hereto as Schedule I and incorporated herein by reference, which fee shall be paid by the Company to the Escrow Agent at the time of execution of this Agreement; and (b) be reimbursed by the Company for any reasonable expenses for performing its obligations in connection with this Agreement, including, but not limited to, costs, expenses and legal fees incurred by the Escrow Agent relating to the review of documents pertaining to this Agreement. If, before the Termination Date, the collected funds in the Escrow Account equal or exceed $10,000,000 the Escrow Agent may deduct from the funds in the Escrow Account all amounts owed to it pursuant to this Agreement, whether or not prior to or after any distribution from the Escrow Account. If such balance in the Escrow Account does not reach $10,000,000, no amounts owing to the Escrow Agent pursuant to this Agreement shall be paid out of or be chargeable to the funds on deposit in the Escrow Account. However, this shall not relieve the Company or the Managing Dealer, as the case may be, of any of their obligations to the Escrow Agent under this Agreement. In the event that the Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader or in the event that the conditions of this escrow are not promptly fulfilled, or the Escrow Agent is required to render any service not provided for in this Agreement and the fee schedule, or there is any assignment of the interest of this escrow or any modification hereof, the Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including attorney fees.

         14. INDEMNIFICATION. The Company agrees to indemnify the Escrow Agent and its officers, agents, directors and stockholders (herein, the "Indemnities") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable attorneys' fees, which the Indemnities may suffer or incur by reason of any action, claim or proceeding brought by any third party against the Indemnities, arising out of or relating in any way to this Agreement or any transaction contemplated by this Agreement, or in the performance of its duties hereunder including, but not limited to any interpleader action, unless such claim arises from the Indemnities' own negligence or willful misconduct. This indemnity shall survive the termination of this Agreement for any reason, or the resignation or removal of the Escrow Agent.

         15. GOVERNING LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and the proper venue and jurisdiction for any action or claim with respect to this Agreement or any document delivered pursuant hereto shall be in the Circuit Court in Spokane County, Washington. The parties agree that service of process in any such action or claim shall be deemed valid if made by registered

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mail, return receipt requested, sent to the addresses set forth in Section 17 hereof. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim.

         16. ASSIGNABILITY. This Agreement shall not be assignable without the written consent of all of the parties hereto. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties.

         17. NOTICES. All notices and other communications given in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, (b) mailed by registered or certified mail, return receipt required, or (c) transmitted by any standard form of telecommunications and confirmed. All notices and communications shall be addressed as follows:

         If to the Company:          Western United Life Assurance Company
                                     916 West 1st Avenue
                                     Spokane, Washington  99201
                                     Fax: (509) 459-0890
                                     Attn: Michael A. Agostinelli, Esq.

         with a copy to:             Kutak Rock LLP
                                     717 17th Street, Suite 2900
                                     Denver, Colorado  80202
                                     Fax: (303) 292-7799
                                     Attn: Robert J. Ahrenholz, Esq.

         If to the Managing Dealer:  Metropolitan Investment Securities, Inc.
                                     601 West 1st Avenue
                                     Spokane, Washington  99201
                                     Fax: (509) 835-2767
                                     Attn:  Ron Pellegrino

         with a copy to:             Kutak Rock LLP
                                     717 17th Street, Suite 2900
                                     Denver, Colorado 80202
                                     Fax: (303) 292-7799
                                     Attn: Robert J. Ahrenholz, Esq.

         If to the Escrow Agent:     U.S. Bank Trust National Association
                                     601 Union Street, Suite 2120
                                     Seattle, Washington  98101
                                     Fax: (206) 461-4175
                                     Attn: ___________, Corporate Trust Services

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         18. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         19. EXECUTION IN SEVERAL COUNTERPARTS. This Agreement may be executed in several counterparts or by separate instruments, and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

         20. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

         21. CAPTIONS. All captions are for convenience only and shall not limit or define the text hereof.

         22. DUTIES OF ESCROW AGENT. This Agreement states the entire agreement between the parties hereto and merges all prior negotiations, agreements and understandings, if any, and states in full the representations and warranties which have induced the Agreement, there being no representations or warranties, other than those herein stated, with respect to the escrow property. The Escrow Agent's rights, duties and obligations are strictly limited to those expressly set forth in the Escrow Agreement and the Escrow Agent shall be under no implied obligation or subject to any implied liability hereunder. The Escrow Agent shall not be required to take notice of any default or any other matter, nor be bound nor required to give notice or demand, nor required to take any action whatever except as herein expressly provided. The Escrow Agent shall not be liable for any loss or damage unless caused by its own negligence or willful misconduct. The duties and liabilities of the Escrow Agent shall be determined solely by this Agreement and not by reference to any other agreement among the parties.

         23. AUTHORIZATION TO OPEN THE ACCOUNT. This Agreement is to be executed by the parties hereto in sufficient numbers so that an Agreement bearing each party's original signature can be held by the Escrow Agent. The parties hereto hereby authorize the Escrow Agent to establish and administer the account upon receipt of a fully executed facsimile, telex or telecopy of the Agreement.

         24. METHODS OF COMMUNICATION. The Escrow Agent may act in reasonable reliance upon any instrument or signature believed to be genuine and may reasonably assume that any person purporting to give any notice or make any statement in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent is requested and authorized, but not obligated, to rely upon and act in accordance with any communication which may be given by telephone, facsimile, telex or other electronic transmission. The Escrow Agent shall be entitled, but not bound, to treat such communication as fully authorized by and binding, and shall be entitled to take such steps in connection with or in reliance on such communication.

         25. INVESTMENT INSTRUCTIONS. The Escrow Agent shall invest funds that are held in the escrow account for a period exceeding 24 hours in the "AAA" rated First American Treasury Obligations Fund. Parties hereby confirm receipt of the First American Funds prospectus.

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

Parties further acknowledge that the fund investment advisor and custodian are subsidiaries of U.S. Bancorp, and investment in the fund includes approval of the fund's fees and expenses as detailed in the prospectus, including advisory and custodial fees and shareholder service expenses (which may be so called 12b-1 shareholder service fees), which fees and expenses are paid to U.S. Bank Trust National Association or U.S. Bank National Association, or subsidiaries of U.S. Bancorp. The shares of the funds are not deposits or obligations of, or guaranteed by, any bank including U.S. Bank National Association, U.S. Bank Trust National Association or any of their affiliates, nor are they insured by the Federal Deposit Insurance Commission, the Federal Reserve Board or any other agency. The investment in the fund involves investment risk, including possible loss of principal. All accrued interest shall become part of the Escrow Fund. All entities entitled to receive interest from the escrow account will provide the Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest. A statement of citizenship will be provided if requested by the Escrow Agent. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

         26. DISBURSEMENT BY WIRE TRANSFER. Parties hereto may elect to request transfer of funds by Fedwire from time to time, subject to the conditions stated herein. Parties hereto agree that the wire transfer instructions identified on the attached Schedule II to this Agreement are commercially reasonable. Parties hereto further agree to use such wire transfer instructions when sending funds. Parties hereto agree that the Parties have the right to change the wire transfer instructions from time to time upon written notice to the Parties and that use of any changed procedures evidences the acceptance of the commercial reasonability of such change by the parties hereto.

         27. RIGHT TO INTERPLEAD. If any controversy arises between the parties hereto or with any third person, the Escrow Agent shall not be required to resolve the same or to take any action to do so but may, at its discretion, institute such interpleader or other proceedings as it deems proper. Escrow agent may rely on any joint written instructions as to the disposition of funds, assets, documents, or other items held in escrow.

         28. DISCLOSURE. The parties hereto hereby agree not to use the name of U.S. BANK TRUST NATIONAL ASSOCIATION to imply an association with the transaction other than that of a legal escrow agent.

         29. BROKERAGE CONFIRMATIONS. The parties acknowledge that to the extent regulations of the Comptroller of Currency or other applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations, to the extent permitted by law. The Escrow Agent shall furnish a statement of security transactions on its regular monthly reports.



                         [remainder of page left blank]

                                       10

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                WESTERN UNITED LIFE ASSURANCE COMPANY



                                 By
                                   ---------------------------------------------
                                   Jon Van Engelen,
                                   President


                                 METROPOLITAN INVESTMENT SECURITIES, INC.



                                 By
                                   ---------------------------------------------
                                   Reuel Swanson,
                                   Secretary


                                  U.S. BANK TRUST NATIONAL ASSOCIATION



                                  By
                                    --------------------------------------------
                                    ---------------,
                                    Vice President

                                   SCHEDULE I



                                SCHEDULE OF FEES
                               FOR ESCROW SERVICES


         1. $___ Acceptance Fee for review of Escrow Agreement and set up of the account (payable upon execution of Escrow Agreement).

         2. $___ Administration Fee, which includes deposits of all Subscribers (payable upon execution of Escrow Agreement).

                                   SCHEDULE II

                               WIRING INSTRUCTIONS




U.S. Bank N.A. (Minneapolis)
ABA 091000022
FFC U.S. Bank Trust N.A.
Account 180121167365
Wire Clearing 47300411
Attn:  Beth Steinbach (206) 461-4138